UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-34719	27-1275784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on July 11, 2025, S&W Seed Company (the “Company”) received a Notice of Private Disposition of Collateral under Uniform Commercial Code (the “UCC Sale Notice”) from ABL OPCO LLC (“Mountain Ridge”), notifying the Company that, on or after July 24, 2025, Mountain Ridge intended to offer to sell all of the Collateral (which excludes the Excluded Assets (as defined in the UCC Sale Notice)) secured under the Mountain Ridge Credit Agreement (as defined below) in one or more private sales conducted in accordance with Article 9 of the Uniform Commercial Code (the “UCC”) on terms acceptable to Mountain Ridge. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings ascribed to them in the Credit and Security Agreement, dated December 19, 2024, by and among the Company, Mountain Ridge, as administrative agent, and the lenders party thereto (as amended to date, the “Mountain Ridge Credit Agreement”).

On August 1, 2025, Mountain Ridge entered into a Purchase and Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code (the “Agreement”) with a third-party purchaser (the “Buyer”). Pursuant to the Agreement, the Buyer has agreed to acquire all of the Collateral that are utilized in connection with the Company’s sorghum business in which Mountain Ridge has a valid security interest and has also agreed to assume certain related liabilities of the Company. The purchase price will consist of a cash payment of approximately $7.0 million to Mountain Ridge plus certain deferred payments based on the Buyer’s collections of certain accounts receivable. The closing of the UCC sale remains subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this Current Report include, but are not limited to, statements relating to the contemplated sale by Mountain Ridge to the Buyer pursuant to the Agreement. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties identified in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by the Company with the SEC. Additional risks and uncertainties include, but are not limited to, whether all conditions precedent in the Agreement will be satisfied, and other risks to consummation of the contemplated UCC sale transaction, including circumstances that could give rise to the termination of the Agreement. All forward-looking statements contained in this Current Report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	S&W SEED COMPANY

	By:	/s/ Vanessa Baughman
Vanessa Baughman
Interim Chief Executive Officer and Chief Financial Officer